Mewbourne Energy Partners 07-A, L.P.10-K
EXHIBIT 32.1

CERTIFICATION OF
CURTIS W. MEWBOURNE / CHIEF EXECUTIVE OFFICER
OF MEWBOURNE DEVELOPMENT CORPORATION
PURSUANT TO 18 U.S.C. § 1350

I, Curtis W. Mewbourne, Chief Executive Officer of Mewbourne Development Corporation, Managing General Partner of Mewbourne Energy Partners 07-A, L.P. (the “Registrant”), hereby certify that the accompanying report on Form 10-K, for the annual period ended December 31, 2012 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Registrant fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Curtis W. Mewbourne
Name:	Curtis W. Mewbourne
Date:	April 1, 2013